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                            SOUND SHORE FUND, INC.

                                Code of Ethics

1. Purposes

   This Code of Ethics has been adopted by the board of directors of Sound Shore Fund, Inc. (the "Fund") in accordance with Rule 17j-1(c)(1) under the Investment Company Act of 1940 (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by certain associated persons of such companies. The purpose of this Code of Ethics is to provide regulations for the Fund consistent with the Act and Rule 17j-1. This Code of Ethics is designed to give effect to the general prohibitions set forth in Rule 17j-1(b) under the Act as follows:

      (b) It shall be unlawful for any affiliated person of a fund, or any affiliated person of an investment adviser of a fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:/1/

          (1) To employ any device, scheme or artifice to defraud the fund;

          (2) To make any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the fund; or

          (4) To engage in any manipulative practice with respect to the fund.

2. Definitions

      (a) "Access Person" means any director, officer, other than those officers employed by (i) Forum Fund Services, LLC, (ii) Citigroup Global Transaction Services ("Citigroup"), as administrator of the Fund, or
   (iii) any Advisory Person of the Fund. Officers of the Fund who are employed by Forum Fund Services, LLC or Citigroup are subject to the provisions of, and shall report under, the Code of Ethics of Forum Fund Services, LLC or Citigroup, respectively.

      (b) "Advisory Person" of the Fund means (i) any employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the

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/1/  As defined in Rule 17j-1, "Security Held or to be Acquired" by a Fund
     means (1) any Covered Security which, within the most recent 15 days, is or has been held by the Fund, or is being or has been considered by the Fund or the Investment Adviser for purchase by the Fund, and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clause (1) above.

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   purchase or sale of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities.

      (c) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (see Appendix A).

      (d) "Compliance Officer" shall mean the designated officer of the Fund, or, in the case of the Compliance Officer's unavailability or involvement in the proposed transaction, any other officer of the Fund not involved in the proposed transaction.

      (e) "Control" has the same meaning as in Section 2(a)(9) of the Act.

      (f) "Covered Security" shall mean a security as defined in
   Section 2(a)(36) of the Act,/2/ except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements, and shares issued by registered open-end investment companies. "Covered Securities" include, among other things, any option to purchase or sell, and any security convertible into, a Covered Security.

      (g) "Disinterested Director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act. Disinterested Directors are exempted from most of the Code's provisions. See, for example, Section 4(b) and Section 6(b).

      (h) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

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/2/  As defined in Section 2(a)(36) of the Act, "security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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      (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

3. Insider Trading; Late Trading and Market Timing

      (a) No director, officer or employee of the Fund shall, directly or indirectly, purchase or sell any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership which would involve the use of "inside" information. "Inside" information means information known to such person but not generally available to public investors that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security. All directors, officers and employees are urged in any case where they have the slightest doubt as to the propriety of a transaction to refer it to the Fund's Compliance Officer or legal counsel.

      (b) No director, officer or employee of the Fund (including Disinterested Directors) may engage in 'late trading' or 'market timing,' as those terms are commonly understood, in the shares of any open-end management investment company registered under the Act, other than a 'money market' fund designed to have a constant NAV. Any director, officer or employee of the Fund who is also a director, officer, or employee of the Fund's investment adviser, Sound Shore Management Inc., is also subject to a more stringent standard of conduct with regard to 'market timing' and 'late trading' under Sound Shore Management Inc.'s own Code of Ethics.

4. Prohibited Purchases and Sales

      (a) No Access Person shall, directly or indirectly, purchase or sell any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (i) is being considered for purchase or sale by or for the Fund or (ii) is being purchased or sold by or for the Fund, until the execution of transactions in such Covered Security by or for the Fund have been completed and until such Access Person has obtained the prior approval of the Compliance Officer.

      (b) Without obtaining the prior written approval of the Compliance Officer, no Access Person, other than Disinterested Directors, shall directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

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5. Exempted Transactions

   The prohibitions of Section 4 of this Code shall not apply to:

      (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

      (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by the Fund.

      (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

      (d) Purchases effected through a systematic investment plan involving the automatic investment of a predetermined amount on predetermined dates, provided the Compliance Officer has been previously advised of such plan, and purchases which are part of an automatic dividend reinvestment plan.

      (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      (f) Any purchase or sale (or series of related purchases and sales) involving less than $5,000 of the Covered Securities of a company which is either listed on a national exchange or traded over the counter and having a market capitalization in excess of $1 billion or, with the prior approval of the Compliance Officer, any other purchase or sale believed by the Compliance Officer to be only remotely potentially harmful to the Fund because, for example, it would be very unlikely to affect a highly liquid market, or because it clearly is not related economically to the securities to be purchased, sold or held by the Fund.

6. Reporting/3/

      (a) Access Persons Other Than Disinterested Directors of the Fund

          (1) Initial Holdings Report. Beginning on March 1, 2000, no later than 10 days after a person becomes an Access Person (other than Disinterested Directors of the Fund), such person must file a report with the Compliance Officer which contains the following information:
       (i) the title, number of shares and principal amount of each Covered Security in which such person has any direct or indirect beneficial ownership; (ii) the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (iii) the date the report is submitted to the Compliance Officer.

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/3/  Any report required by this Section 6 may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

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          (2) Quarterly Transaction Reports. Beginning with the calendar quarter ending March 31, 2000, no later than 10 days after the end of a calendar quarter, every Access Person (other than Disinterested Directors of the Fund) must file a report with the Compliance Officer with respect to any transaction during the calendar quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership (the "Quarterly Report"). The Quarterly Report, which may be in the form of the cover page in Appendix B and attached account statements, must contain: (i) the date of each transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
       (ii) the nature of the transaction (i.e., purchase or sale or other type of acquisition or disposition); (iii) the price of the Covered Security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and
       (v) the date that the report is submitted to the Compliance Officer. With respect to any quarter in which an account was established by an Access Person in which any securities were held for the direct or indirect benefit of the Access Person, such Quarterly Report must also contain the name of the broker, dealer or bank with whom the Access person established the account and the date the account was established.

          (3) Annual Holdings Reports. No later than January 30, 2001, and every January 30 thereafter, every Access Person (other than Disinterested Directors of the Fund) must file a report with the Compliance Officer which contains the following information (which information must be current as of a date no more than 30 days before the report is submitted): (i) the title, number of shares and principal amount of each Covered Security in which such person has any direct or indirect beneficial ownership as of December 31 of the prior calendar year; (ii) the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (iii) the date the report is submitted to the Compliance Officer. The report may be in the form of the cover page in Appendix C and attached account statements.

      (b) Disinterested Directors of the Fund

          (1) Quarterly Transaction Reports. A Disinterested Director of the Fund must make a quarterly transaction report containing the information required by Section 6(a)(2) no later than 10 days after the end of a calendar quarter with respect to transactions occurring in such quarter in a Covered Security only if such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that during the 15-day period immediately before or after such director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security./4/

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/4/  Ordinarily, reports would need to be filed only if a Disinterested
     Director actually knows of a Fund transaction since, generally, Disinterested Directors would not be expected to be in a position in which they "should have known" of a Fund transaction.

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7. Determination of Access Persons

      (a) Each current officer, director or employee of the Fund will be evaluated by the Compliance Officer to determine whether they are an Access Person before February 1, 2000. Those who are determined to be Access Persons will be notified of their status as an Access Person and their corresponding reporting obligations by March 1, 2000.

      (b) Each potential new officer, director or employee of the Fund will be evaluated to determine whether they are an Access Person before they are offered a position and will be notified of their status as an Access Person, if applicable, before they take their position.

8. Review of Reports Required by this Code of Ethics

      (a) Each report required to be submitted under Section 6 of this Code of Ethics will be promptly reviewed by the Compliance Officer when submitted.

      (b) Any violation or potential violation of this Code of Ethics shall be brought to the attention of the Chairman of the Fund within five business days of its discovery.

      (c) The Compliance Officer will investigate any such violation or potential violation of this Code of Ethics and report to the Chairman of the Fund with a recommendation of appropriate action to be taken against any individual whom it is determined has violated this Code of Ethics as is necessary to cure the violation and prevent future violations.

      (d) The Compliance Officer will keep a written record of all investigations in connection with any Code of Ethics violations including any action taken as a result of the violation.

9. Recordkeeping Requirements

      (a) The following records must be maintained at the principal place of business of the Fund in the manner and to the extent set out below. These records must be made available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

          (1) A copy of the Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

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          (2) A record of any violation of this Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (3) A copy of each report required to be submitted by Access Persons under Section 6 of this Code of Ethics, including any information provided on broker transaction confirmations and account statements, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

          (4) A record of all Access Persons, currently or within the past five years, who are or were required to make reports under this Code of Ethics will be established prior to March 1, 2000 and maintained in an easily accessible place;

          (5) A record of all persons, currently or within the past five years, who are or were responsible for reviewing reports of Access Persons will be established prior to March 1, 2000 and maintained in an easily accessible place;

          (6) A record of all approvals of requests to acquire securities in an Initial Public Offering or Limited Offering, indicating the reasons for such approval, must be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

          (7) A copy of each report required to be submitted pursuant to
       Section 10 of this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

10. Reports to the Boards of Directors of the Fund

      (a) No later than September 1, 2000 and no less frequently than annually thereafter, the Compliance Officer will prepare a written report to be furnished to the board of directors of the Fund that:

          (1) Describes any issues arising under this Code of Ethics since the last report to the board of directors, including, but not limited to, information about material violations of this Code of Ethics and sanctions imposed in response to the material violations; and

          (2) Certifies that the Fund has adopted the procedures in Sections 7 through 9 of this Code of Ethics and this Section 10 which are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

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      (b) No later than September 1, 2000 and no less frequently than annually thereafter, the investment adviser, the distributor, and the administrator of the Fund must prepare a written report to be furnished to the board of directors of the Fund that:

          (1) Describes any issues arising under its code of ethics since the last report to the board of directors, including, but not limited to, information about material violations of its code of ethics and sanctions imposed in response to the material violations; and

          (2) Certifies that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

11. Sanctions

   Upon discovering a violation of this Code, the board of directors of the Fund may impose such sanctions as it deems appropriate, including, among other things, monetary sanctions, a letter of censure, or suspension or termination of the employment of the violator.

12. Distribution of the Code

   The Compliance Officer shall provide to each Access Person a copy of this Code of Ethics and obtain an acknowledgement from such person of receipt thereof. Amendments to this Code of Ethics shall in similar fashion be provided to each Access Person, who shall acknowledge receipt thereof.

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13. Acknowledgement

   I acknowledge that I have received a copy and read this Code of Ethics. I understand my responsibilities under this Code of Ethics and agree to comply with all of its terms and conditions. I will retain a copy of this Code of Ethics for future reference.


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                                                              Dated

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                                                          Printed Name

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                                                            Signature

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                                  Appendix A

   The term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:

   (1) The term "pecuniary interest" in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

   (2) The term "indirect pecuniary interest" in any class of securities shall include, but not be limited to:

       (A) Securities held by members of a person's immediate family sharing the same household; provided, however that the presumption of such beneficial ownership may be rebutted;

       (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or
(2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;

       (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:
(1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

       (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

       (E) A person's interest in securities held by a trust, as specified in Rule 16a-8(b); and

       (F) A person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

   (3) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

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                                  Appendix B

                   Quarterly Securities Transactions Report

                   For the quarter ending ____________, ____

   I hereby certify that the transactions on the attached account statements are the only securities transactions entered into during the quarter ending on the date written above in which I had any direct or indirect beneficial ownership.

   Please check the applicable box below:

   [ ] During the quarter ending on the date written above, I have not established any new account in which any securities were held during such quarter for my direct or indirect benefit.

   [ ] During the quarter ending on the date written above, I have established the following new accounts in which any securities were held during such quarter for my direct or indirect benefit:

   Name of Broker, Dealer, or Bank                      Date Established
   -------------------------------                      ----------------

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       Signature
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       Name:
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                       Please Print

       Date:
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                                  Appendix C

                            Annual Holdings Report

                For the calendar year ending December 31, ____

   I hereby certify that the securities on the attached account statements are the only Covered Securities in which I have a direct or indirect beneficial ownership as of the date written above.

   Listed below are the names of every broker, dealer and bank with whom I maintain an account in which securities are held for my direct or indirect benefit:

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Signature
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Name:
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                Please Print

Date:
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